Exhibit 99.1

Phillips 66 Partners Reports
Fourth-Quarter 2020 Financial Results

Fourth Quarter
•Reported earnings of $104 million and adjusted EBITDA of $318 million
•Announced quarterly distribution of $0.875 per common unit
•Commissioned second dock and additional storage at South Texas Gateway Terminal
•Announced 2021 capital budget of $0.3 billion

Full-Year 2020
•Reported earnings of $791 million and adjusted EBITDA of $1.2 billion
•Started full operations on the Gray Oak Pipeline
•Completed Clemens Caverns and Sweeny to Pasadena Pipeline expansion projects
•Progressed construction of C2G Pipeline

HOUSTON, Jan. 29, 2021 – Phillips 66 Partners LP (NYSE: PSXP) announces fourth-quarter 2020 earnings of $104 million, or $0.40 per diluted common unit. Cash from operations was $170 million, and distributable cash flow was $240 million. Adjusted EBITDA was $318 million in the fourth quarter, compared with $313 million in the prior quarter.

“We delivered another quarter of strong operating performance, demonstrating the reliability of our assets and the stability of our portfolio in a challenging market environment,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “South Texas Gateway Terminal reached a major milestone with the completion of the second dock and loading of its first Very Large Crude Carrier, and we continue to advance C2G Pipeline construction. We remain focused on reliable operations, completing our projects and disciplined capital allocation.”

On Jan. 19, 2021, the general partner’s board of directors declared a fourth-quarter 2020 cash distribution of $0.875 per common unit, or $3.50 per unit on an annualized basis.

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results
Financial Results

Phillips 66 Partners’ fourth-quarter 2020 earnings were $104 million, compared with $206 million in the third quarter. The decrease was mainly due to $96 million of impairments related to the Partnership’s investments in two crude oil logistics joint ventures, reflecting the impact of lower crude oil production. The Partnership reported adjusted EBITDA of $318 million in the fourth quarter, compared with $313 million in the prior quarter. The increase in adjusted EBITDA is primarily due to higher Bakken Pipeline volumes, partially offset by lower volumes on the Sand Hills Pipeline.

Liquidity, Capital Expenditures and Investments

As of Dec. 31, 2020, total debt outstanding was $3.9 billion. The Partnership had $7 million in cash and cash equivalents and $334 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $120 million. Growth capital included spend on the C2G Pipeline project and investment in the South Texas Gateway Terminal.

Strategic Update

At the South Texas Gateway Terminal, which is being constructed by Buckeye Partners, L.P., the second dock commenced crude oil export operations in the fourth quarter. Upon completion in the first quarter of 2021, the marine export terminal will have storage capacity of 8.6 million barrels and up to 800,000 barrels per day of dock throughput capacity. Phillips 66 Partners owns a 25% interest in the terminal.

Phillips 66 Partners continued construction of the C2G Pipeline, a 16 inch ethane pipeline that will connect its Clemens Caverns storage facility to petrochemical facilities in Gregory, Texas, near Corpus Christi, Texas. The project is backed by long-term commitments and is expected to be completed in mid-2021.

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results
Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EST to discuss the Partnership’s fourth-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Shannon Holy (investors) 832-765-2297 shannon.m.holy@p66.com	Thaddeus Herrick (media) 855-841-2368 thaddeus.f.herrick@p66.com

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our equity affiliates transport, fractionate, terminal and store; the tariff rates with respect to volumes transported through our regulated assets, which are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; the continuing effects of the COVID-19 pandemic and its negative impact on the demand for refined products; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation, taxation, or exports; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; curtailment of operations due to accidents, severe weather (including as a result of climate change) or natural disasters, riots, strikes or lockouts; the inability to obtain or maintain permits, in a timely manner or at all, and the possible revocation or modification of permits; our ability to successfully execute growth strategies; the operation, financing and distribution decisions of our equity affiliates; costs to comply with environmental laws and safety regulations; failure of information technology due to various causes, including unauthorized access or attacks; changes to the costs to deliver and transport crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of capital projects on time and within budget; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues; our ability to comply with our debt covenants and to incur additional indebtedness on favorable terms; changes in tax, environmental and other laws and regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow” and “coverage ratio.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow and coverage ratio may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References in the release to earnings refer to net income attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q4 2020	Q3 2020
Selected Income Statement Data
Total revenues and other income	$390	394
Net income	111	216
Net income attributable to the Partnership	104	206

Adjusted EBITDA	318	313
Distributable cash flow	240	243

Net Income Per Limited Partner Unit—Diluted (Dollars)
Common units	$0.40	0.85

Selected Balance Sheet Data
Cash and cash equivalents	$7	2
Equity investments	3,244	3,373
Total assets	7,258	7,294
Total debt	3,909	3,783
Equity held by public
Preferred units	749	747
Common units	2,706	2,734
Equity held by Phillips 66
Common units	(656)	(578)

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results

Statement of Income

	Millions of Dollars
	Q4 2020	Q3 2020
Revenues and Other Income
Operating revenues—related parties	$258	256
Operating revenues—third parties	7	9
Equity in earnings of affiliates	124	129
Other income	1	—
Total revenues and other income	390	394

Costs and Expenses
Operating and maintenance expenses	85	85
Depreciation	39	35
Impairments	96	—
General and administrative expenses	16	16
Taxes other than income taxes	10	9
Interest and debt expense	32	32
Total costs and expenses	278	177
Income before income taxes	112	217
Income tax expense	1	1
Net Income	111	216
Less: Net income attributable to noncontrolling interest	7	10
Net Income Attributable to the Partnership	104	206
Less: Preferred unitholders’ interest in net income attributable to the Partnership	12	10
Limited Partners’ Interest in Net Income Attributable to the Partnership	$92	196

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results

Selected Operating Data

	Q4 2020	Q3 2020
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$111	117
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	843	867
Refined petroleum products and natural gas liquids	877	907
Total	1,720	1,774

Average pipeline revenue per barrel (dollars)	$0.70	0.71

Terminals
Terminal revenues (millions of dollars)	$41	36
Terminal throughput (thousands of barrels daily)
Crude oil(2)	283	296
Refined petroleum products	711	700
Total	994	996

Average terminaling revenue per barrel (dollars)	$0.44	0.39

Storage, processing and other revenues (millions of dollars)	$113	112
Total Operating Revenues (millions of dollars)	$265	265

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and natural gas liquids (thousands of barrels daily)	1,102	1,142
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q4 2020	Q3 2020
Cash Distributions†
Common units—public	$51	52
Common units—Phillips 66	149	148
Total	$200	200

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.20	1.22
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 0.85x and 1.48x at Q4 2020 and Q3 2020, respectively.

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income Attributable to the Partnership

	Millions of Dollars
	2020
	Year	Q4	Q3

Net Income Attributable to the Partnership	$791	104	206
Plus:
Net income attributable to noncontrolling interest	17	7	10
Net Income	808	111	216
Plus:
Depreciation	135	39	35
Net interest expense	120	32	31
Income tax expense	3	1	1
EBITDA	1,066	183	283
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	172	54	45
Expenses indemnified or prefunded by Phillips 66	2	1	1
Transaction costs associated with acquisitions	1	—	—
Impairments	96	96	—
Less:
Gain from equity interest transfer	84	—	—
Adjusted EBITDA attributable to noncontrolling interest	32	16	16
Adjusted EBITDA	1,221	318	313
Plus:
Deferred revenue impacts*†	8	4	(3)
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	—	5	4
Maintenance capital expenditures†	97	33	21
Net interest expense	120	32	31
Preferred unit distributions	41	12	10
Income taxes paid	1	—	1
Distributable Cash Flow	$970	240	243
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Fourth-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	2020
	Year	Q4	Q3

Net Cash Provided by Operating Activities	$955	170	296
Plus:
Net interest expense	120	32	31
Income tax expense	3	1	1
Changes in working capital	15	75	(45)
Undistributed equity earnings	(7)	2	—
Impairments	(96)	(96)	—
Gain from equity interest transfer	84	—	—
Deferred revenues and other liabilities	4	1	1
Other	(12)	(2)	(1)
EBITDA	1,066	183	283
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	172	54	45
Expenses indemnified or prefunded by Phillips 66	2	1	1
Transaction costs associated with acquisitions	1	—	—
Impairments	96	96	—
Less:
Gain from equity interest transfer	84	—	—
Adjusted EBITDA attributable to noncontrolling interest	32	16	16
Adjusted EBITDA	1,221	318	313
Plus:
Deferred revenue impacts*†	8	4	(3)
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	—	5	4
Maintenance capital expenditures†	97	33	21
Net interest expense	120	32	31
Preferred unit distributions	41	12	10
Income taxes paid	1	—	1
Distributable Cash Flow	$970	240	243
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.